Exhibit 99.1

MiMedx Announces Board Approval of Long-Range Strategic Plan

Organization Focused on Execution of 2019 Priorities

Provides Update on Investigation and Other Matters

MARIETTA, Ga., April 11, 2019 — MiMedx Group, Inc. (OTC PINK: MDXG) (“MiMedx” or “the Company”), an industry leader in advanced wound care and an emerging therapeutic biologics company, today reinforced its priorities for 2019 as part of its long-range strategic plan to enhance value for all MiMedx stakeholders. These priorities include sharpening our focus on the advanced wound care segment, developing and expanding our portfolio pipeline, and driving continued operational excellence to support future growth and sustained productivity.

David Coles, Interim Chief Executive Officer, said, “Our long-range strategic plan positions MiMedx to capitalize on market expansion opportunities, and broaden the access customers and patients have to our leading technology portfolio throughout the continuum of care. We believe that the strategic priorities outlined will enable us to achieve the full potential of our product portfolio and further distinguish MiMedx as a leader in advanced wound care.”

Long-Range Strategic Plan

In the second half of 2018, MiMedx initiated a process to further define its business priorities and develop a long-range strategic plan. Following management’s initial review, the Company retained a leading strategic advisory firm to validate market dynamics including its pipeline products, assess product adjacencies for acquisition or investment, and provide a framework for MiMedx to determine its capital allocation strategy to support its current and future business opportunities.

MiMedx is a leader in the advanced wound care category. This category is expected to continue growing due to certain demographic trends, including an aging population, increasing incidence of obesity and diabetes, and the associated higher susceptibility to non-healing chronic wounds. Furthermore, the increasing number of patients requiring advanced treatment represents a significant cost burden on the healthcare system. After evaluating the potential impact of this data on the Company’s wound care franchise, MiMedx’s long-range strategic plan incorporates a strategy to not only participate in this market growth but to also increase the Company’s market share by demonstrating the positive health economics of our products and addressing patient needs earlier in the spectrum of care.

MiMedx intends to seek capital to implement its long-range strategic plan, which includes expanding its product offerings for earlier patient access and product adoption throughout the care continuum and accelerating the Company’s timeline to achieve its long-term growth objectives, including the Biologics License Application (BLA) pipeline. The capital raise is also intended to provide liquidity to fund the costs associated with the ongoing Audit Committee investigation, the restatement of the Company’s financial statements and the near-term efforts by the Company to address certain contingent liabilities relating to pending and threatened lawsuits, pending governmental investigations and other legal proceedings. The Company is authorized by the Board of Directors to pursue a capital raise and has received unsolicited interest from a number of third parties.

Priorities for 2019

The long-range strategic plan serves as the foundation for the Company’s 2019 priorities. These priorities include sharpening our focus on the advanced wound care segment, developing and expanding our portfolio pipeline, and driving continued operational excellence to support future growth and sustained productivity.

•	Focus on effective and efficient execution in core advanced wound care business, maximizing clinical adoption and health economics value.

We are identifying and aligning sales territories to focus our salesforce and drive efficiencies, enabling the MiMedx field personnel and sales infrastructure to enhance productivity and better serve our customers and patients. The Company is building additional health economics outcomes data to support use of EpiFix® earlier in the care continuum and has expanded efforts to best position EpiCord® synergistically within the treatment paradigm, capitalizing on expanded product coverage throughout its leading technology portfolio.

•	Enhance business development efforts, driving growth throughout the Company’s existing product portfolio pipeline and strategic adjacencies to create a long-term competitive advantage.

MiMedx’s long-range strategic planning identified opportunities for innovative pipeline growth, strategic product adjacencies, and international regulatory and coverage expansion within targeted high growth markets. Additionally, an ongoing assessment of the Company’s development programs has highlighted the need for greater cross-functional collaboration and increased investment. The Company remains focused on advancing its BLA programs and is therefore aligning Voice-of-Customer input, industry expertise and sufficient resourcing toward U.S. Food and Drug Administration (FDA) approval for micronized dehydrated human amnion/chorion membrane (dHACM) to treat musculoskeletal degeneration across multiple indications.

•	Enable operational and organizational excellence to support future growth and sustained productivity.

The organizational realignment, cost reduction and efficiency program announced in December 2018 has positioned the Company to improve business efficiencies supportive of sustained, achievable and independent growth. The Company is on track to realize the realignment program’s intended cost savings, and management continues to position the business for long-term success. As part of a continuing assessment of salesforce effectiveness, the Company recently commenced an initiative to better stratify and support its existing customers and identify new account prospects where our reimbursement coverage and Group Purchasing Organization (GPO) and Integrated Delivery Network contracts best align with patient and provider opportunities.

Furthermore, MiMedx recently conducted an independent and anonymous third-party employee engagement survey, in which over 75% of our employees participated. The results identified a number of areas for improvement, including promoting an improved company culture, additional investment in employee development and retention, and supporting better decision-making through process and infrastructure resulting in a better customer experience. The Company is developing a comprehensive plan to improve engagement through initiatives designed to realize improvement in each of these areas.

Recent Operational Accomplishments

MiMedx also announced the following recent operational accomplishments, which it expects will provide patients and health care providers across the country greater access to the Company’s products:

•	renewed three-year contract with a large GPO, resulting in MiMedx having contracts with three of the four largest GPOs;

•	addition of a well-known payer covering EpiFix, which expands the total covered lives to more than 315 million for MiMedx products across the U.S.; and

•	world-renowned, multi-facility healthcare system’s selection of MiMedx as its preferred amniotic tissue product provider.

Mr. Coles added, “We are focused on building on key successes like these, which are made possible by the teamwork and collaboration demonstrated at all levels of our organization, coupled with the strength of our evidence-based products.”

BLA Timeline Update

Management is assessing the Company’s readiness to file and commercialize its BLAs with the FDA. It is now evident that, in addition to protocol enhancements, further resources, capabilities and expertise will be required for commercial launch. The previously communicated timeline will be extended and updates will be provided as we complete our review.

Additional Company Matters, including Financial Restatement, Audit Committee Investigation and Ongoing Legal Proceedings

MiMedx has made substantial progress in assessing the overall state of the Company and its business culture and is implementing corrective processes to define, remediate, and enhance internal procedures for business health and sustainability. The new management team has effected the implementation of procedures for enhanced and improved business and selling controls. These include a restructured and bolstered pricing committee; tightened policies, procedures and governance of credit; the establishment of an independent compliance department reporting to the Board of Directors; the assessment and initial implementation of remediation of Sarbanes Oxley-related controls; hiring a Vice President of Internal Audit to develop an internal audit function for the Company; and executing on the realignment program announced in December 2018.

The Company continues to work diligently to complete the financial restatement. Due to the depth, breadth and complexity of issues identified through the Audit Committee’s investigation, the scope of work in connection with the preparation of the Company’s restated financial statements was expanded. Investigative efforts initially focused on the accounting practices around specific distributors between 2012 and 2017. Additional concerns related to other customer accounts resulted in the need to analyze the Company’s revenue recognition practices for all years from 2012 to 2018; the Company is nearing the end of that review. At the same time, the Company has implemented improved processes and controls to monitor sales practices, authorize credits and returns, recognize revenue, and is advancing the Company’s financial restatements in an expedited manner in order to regain compliance with Securities and Exchange Commission (SEC) reporting obligations. Lastly, the investigation is nearing completion; until such time as the Audit Committee’s investigation is concluded, there may be other actions taken based, at least in part, on information from the investigation. Under the guidance of the Audit Committee, the Company is in the process of selecting a new auditor, and believes it will be able to begin the audit within a reasonable timeframe after the new auditor is engaged.

MiMedx previously disclosed investigations by the SEC and the U.S. Department of Justice (DOJ) related to, among other things, the Company’s financial reporting. These remain ongoing. In addition, the Department of Veterans Affairs (VA) Office of Inspector General (VA-OIG) has issued subpoenas to the Company, and the VA-OIG, in conjunction with the Civil Division of the DOJ, has requested, among other things, information related to the Company’s financial relationships with VA-affiliated providers. The Company continues to cooperate with these agencies.

MiMedx has also undertaken a comprehensive review of its historical VA sales and has recorded an obligation of $8 million in connection with a potential issue that it self-disclosed to the VA concerning the eligibility of one of its products for inclusion in the Company’s Federal Supply Schedule (FSS) contract. The matter is ongoing and no final determination has been made at this time.

Edward Borkowski, Executive Vice President and Interim Chief Financial Officer said, “We continue to work diligently to complete the financial restatement as soon as practicable, and we are making progress on the selection of a new auditor. Importantly, while these processes continue, the entire MiMedx team is committed to delivering on our 2019 priorities in support of the Company’s long-range strategic plan.”

Mr. Coles added, “We remain focused on moving forward. The work we do is critical to patients and their families, and the compassion and steadfastness evidenced by employees at all levels of the organization demonstrates the Company’s commitment to advancing the treatment paradigm for evidence-based advanced wound care. We are confident that our current priorities will best position the Company to realize its long-term strategic growth objectives.”

About MiMedx

MiMedx® is an industry leader in advanced wound care and an emerging therapeutic biologics company developing and distributing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. The Company processes the human placental tissue utilizing its proprietary PURION® process methodology, among other processes, to produce allografts by employing aseptic processing techniques in addition to terminal sterilization. MiMedx has supplied over 1.5 million allografts to date. For additional information, please visit www.mimedx.com.

Safe Harbor Statement

This press release includes forward-looking statements including statements regarding the Company’s plans to seek capital; its expectations that it will expand product offerings; its expectation that it will accelerate long term growth objectives, including its BLA pipeline; its expectations regarding the use of any capital raised funds; and its expectations regarding the timing of the selection of a new auditor, the completion of the Audit Committee’s investigation, and the completion of the restatement. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” “would” and similar expressions and are based on management’s current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements.

Actual results may differ materially from those set forth in the forward-looking statements as a result of various factors, including the reduction in workforce and non-employee-related expenses; the Company’s strategy, future operations, future financial position, future revenues or projected costs, including its ability to manage its operating expenses; whether the Company will be successful in obtaining capital on terms that it finds acceptable; whether opportunities to expand the strategic pipeline exist or may be acquired or accomplished at reasonable cost; future actions that may be taken in connection with the Audit Committee’s independent investigation and the financial restatement process; the total costs that have been and will be incurred to address the contingent liabilities relating to pending and threatened lawsuits, pending government investigations and other legal proceeding, and the timing associated with incurring such costs; the complexity of completing the restatement and the timeline for a new auditor being selected and completing the audit work necessary for the Company to regain compliance with its SEC reporting obligations; and the factors discussed in the Risk Factors section of the Company’s most recent annual report filed with the SEC. Any forward-looking statements speak only as of the date of this press release, and except as required by law, the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Hilary Dixon

Corporate & Investor Communications

770.651.9383

investorrelations@mimedx.com